UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

nCino, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

This supplement (the “Proxy Supplement”) updates the Definitive Proxy Statement, dated May 10, 2024, as updated by the Definitive Additional Proxy Soliciting Materials, dated May 10, 2024, and the Definitive Revised Proxy Soliciting Materials dated May 23, 2024 (collectively, the “Proxy Statement”), previously furnished to stockholders of nCino, Inc., a Delaware corporation (the “Company”), in connection with its 2024 Annual Meeting of Stockholders to be held on June 20, 2024, at 10:00 a.m. Eastern Time (the “Annual Meeting”).

This Proxy Supplement is being filed solely to correct an administrative oversight on the proxy card that previously was furnished to stockholders. Specifically, Proposal One of the proxy card regarding the election of directors incorrectly gave stockholders the option to “Withhold” their votes for directors instead of voting “Against” or “Abstain” for directors. Accordingly, the Company is providing a revised proxy card to its stockholders as of the record date for the Annual Meeting to provide the voting options “For,” “Against,” or “Abstain.” “Withhold” or “Withhold All” votes received in response to the previously issued proxy card will be treated as “Against” votes for all the applicable director nominees listed in Proposal One of the proxy card. In addition, to the extent any particular director nominees were listed in a “For All Except” vote received in response to the previously issued proxy card, those votes will be treated as “Against” votes for the identified director nominees and as votes “For” all other director nominees.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	delivering a written notice of revocation of your proxy to the attention of the Corporate Secretary at the following address: 6770 Parker Farm Drive, Wilmington, North Carolina 28405;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•	attending the virtual Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee, or as otherwise instructed by such bank, broker or nominee.

Except as described herein, this Proxy Supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

NCINO, INC. 6770 PARKER FARM DRIVE WILMINGTON, NC 28405 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/NCNO2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V52416-P11049 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NCINO, INC. The Board of Directors recommends you vote FOR the election of the director nominees: 1. Election of Class I Directors Nominees: For Against Abstain 1a. Pam Kilday ! ! ! 1b. Pierre Naudé ! ! ! 1c. William Ruh ! ! ! The Board of Directors recommends you vote FOR proposals 2, 3, and 4: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending ! ! ! January 31, 2025. 3. Approval, on a non-binding, advisory basis, of the compensation paid to the company’s named executive officers (or NEOs). ! ! ! 4. Amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware Law and to make certain ! ! ! conforming name changes. The Board of Directors recommends you vote AGAINST proposal 5: For Against Abstain 5. Stockholder proposal regarding board declassification. ! ! ! NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V52417-P11049 NCINO, INC. Annual Meeting of Stockholders June 20, 2024 10:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Pierre Naudé and April Rieger, or either of them, as proxies, each with the power to appoint his or her substitute, and authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NCINO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live audio webcast at 10:00 a.m. Eastern Time on June 20, 2024 at www.virtualshareholdermeeting.com/NCNO2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side